As filed with the Securities and Exchange Commission on December 2, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PILGRIM’S PRIDE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	75-1285071
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4845 U.S. Highway 271 North

Pittsburg, Texas 75686-0093

(903) 434-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

RICHARD A. COGDILL

Executive Vice President, Chief Financial Officer, Secretary and Treasurer

4845 U.S. Highway 271 North

Pittsburg, Texas 75686-0093

(903) 434-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

ALAN G. HARVEY

Baker & McKenzie LLP

2001 Ross Avenue

Suite 2300

Dallas, Texas 75201

(214) 978-3000

Approximate date of commencement of proposed sale to the public:    From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/ Proposed Maximum Aggregate Offering Price/ Amount of Registration Fee
Debt Securities	$0(1)
Common Stock, par value $.01 per share
Preferred Stock
Depositary Shares(2)
Warrants
Stock Purchase Contracts
Units comprising one or more classes of the above securities(3)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee, except for $61,673 that has already been paid by the Registrant in connection with $1,301,965,062 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-117472 filed on July 19, 2004, and were not sold thereunder.
(2)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(3)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more debt securities, warrants or stock purchase contracts, which may or may not be separable from one another.

PROSPECTUS Pilgrim’s Pride Corporation Debt Securities Common Stock Preferred Stock Depositary Shares Warrants Stock Purchase Contracts and Units

We from time to time may offer to sell debt securities, preferred stock, either separately or represented by depositary shares, common stock, warrants and stock purchase contracts, as well as units that include any of these securities or securities of other entities. The debt securities, preferred stock, warrants and stock purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of our company or debt or equity securities of one or more other entities. Our common stock trades on the New York Stock Exchange under the symbol “PPC.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 2, 2005.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superceded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the following location of the SEC:

Public Reference Room

100 F Street, NE, Room 1580

Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC’s Web site at http:\\www.sec.gov. In addition, you may inspect our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended October 1, 2005; and

•	the description of our common stock contained in our Registration Statement on Form 8-A/A-3 filed with the SEC on November 21, 2003.

We also incorporate by reference any future filings made with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC’s rules) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 before termination of the offering.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its Web site.

You may obtain a copy of these filings, at no cost, by writing or calling us at the following address:

Pilgrim’s Pride Corporation

4845 US Highway 271 North

Pittsburg, Texas 75686-0093

Telephone (903) 434-1000

Attention: Corporate Secretary

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities for general corporate purposes unless otherwise set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The debt securities we may offer pursuant to this prospectus will be general unsecured obligations of Pilgrim’s Pride Corporation and will be senior, senior subordinated or subordinated debt. In this description, references to “Pilgrim’s Pride,” “we,” “us” or “our” refer only to Pilgrim’s Pride Corporation and not to any of our subsidiaries. Our unsecured senior debt securities will be issued under an Indenture, dated as of August 9, 2001, between us and JP Morgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee, or another indenture to be entered into by us and JP Morgan Chase Bank or another trustee to be named in a prospectus supplement. We also may appoint JP Morgan Chase Bank or another trustee as trustee for one or more series of senior debt securities that we may issue under the August 9, 2001 senior debt indenture. The unsecured senior subordinated debt securities will be issued under a separate indenture to be entered into by us and The Bank of New York or another trustee to be named in a prospectus supplement. The unsecured subordinated debt securities will be issued under a separate indenture to be entered into by us and a trustee to be named in a prospectus supplement.

Copies of the August 9, 2001 senior debt indenture and its first supplemental indenture have been previously filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and are incorporated by reference into this prospectus. Another form of senior debt indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. Forms of the senior subordinated debt indenture and the subordinated debt indenture are filed as exhibits to the registration statement of which this prospectus is a part and are incorporated by reference into this prospectus. You should refer to the applicable indenture for more specific information.

The senior debt securities will rank equally with each other and with all of our other unsecured and unsubordinated indebtedness. Our senior debt securities will effectively be subordinated to our secured indebtedness, including amounts we have borrowed under any secured revolving or term credit facility, and the liabilities of our subsidiaries. The senior subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to the indenture, to the senior indebtedness designated in such indenture or supplemental indenture. The subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to the indenture, to all of our senior and senior subordinated indebtedness.

We will include in a supplement to this prospectus the specific terms of each series of the debt securities being offered.

DESCRIPTION OF COMMON STOCK

General

Our certificate of incorporation, as amended, authorizes us to issue 160 million shares of common stock, par value $.01 per share, and 5 million shares of preferred stock, par value $0.01 per share. As of December 2, 2005, 66,555,733 shares of common stock and no shares of preferred stock were outstanding. In general, any series of preferred stock will be afforded preferences regarding dividends and liquidation rights over the common stock. The certificate of incorporation, as amended, empowers our Board of Directors, without approval of the stockholders, to cause preferred stock to be issued in one or more series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by it. The description set forth below is only a summary and is not complete. For more information regarding the common stock which may be offered by this prospectus, please refer to the applicable prospectus supplement, our certificate of incorporation, as amended, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and, if applicable, any certificate of designations establishing a series of preferred stock, which will be filed with the SEC as an exhibit to or incorporated by reference in the registration statement at or prior to the time of the issuance of that series of preferred stock. In addition, a more detailed description of the common stock may be found in the documents referred to in the second bullet point in the third paragraph of “Where You Can Find More Information; Incorporation By Reference.”

Dividends

Subject to the prior rights and preferences, if any, applicable to shares of the preferred stock or any series thereof, the holders of shares of common stock will be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared by our Board of Directors at any time and from time to time out of any funds legally available.

Dividends will be paid to the holders of record of the outstanding shares of common stock as their names appear on the stock register on the record date fixed by our Board of Directors in advance of declaration and payment of each dividend. Any shares of common stock issued as a dividend will, when so issued, be duly authorized, validly issued, fully paid and non-assessable, and free of all liens and charges.

Notwithstanding anything contained herein to the contrary, no dividends on shares of common stock will be declared by the Board of Directors or paid or set apart for payment at any time that such declaration, payment or setting apart is prohibited by applicable law.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the company, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the preferred stock or any series thereof, the holders of shares of common stock will be entitled to receive all of the remaining assets of the company available for distribution to its stockholders, ratably in proportion to the number of shares of common stock held by them. A liquidation, dissolution, or winding-up of the company, as such terms are used herein, will not be deemed to be occasioned by or to include any consolidation or merger of the company with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the company.

Voting Rights

The holders of record of common stock will be entitled to one vote per share for all purposes, except that a holder of record of a share of common stock will be entitled to twenty votes per share on each matter submitted to a vote by the stockholders at a meeting of stockholders for each such share held of record by such holder on the record date for such meeting if, with respect to such share: (i) each and every beneficial owner of such share was the beneficial owner thereof at the effective time of the Class A Reclassification and Class B Reclassification (as defined in the Certificate of Amendment to the Certificate of Incorporation filed on November 21, 2003); and (ii) there has been no change in the beneficial ownership of the share at any time after the filing of the Certificate of Amendment to the Certificate of Incorporation on November 21, 2003.

A change in beneficial ownership of an outstanding share of common stock will be deemed to have occurred whenever a change occurs in any person or group of persons who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, which includes the power to vote or to direct the voting of such share of common stock, (ii) investment power, which includes the power to direct the sale or other disposition of such share of common stock, (iii) the right to receive or retain the proceeds of any sale or other disposition of such share of common stock, or (iv) the right to receive any distributions, including cash dividends, in respect of such share of common stock.

A change in beneficial ownership will not be deemed to have occurred solely as a result of:

(i) any event that occurred prior to November 21, 2003 pursuant to the terms of any contract (other than a contract for the purchase and sale of shares of common stock contemplating prompt settlement), including contracts providing for options, rights of first refusal and similar arrangements in existence at the time of such filing to which any holder of shares of common stock is a party;

(ii) any transfer of any interest in a share of common stock pursuant to a bequest or inheritance by operation of law upon the death of any individual, or by any other transfer to or primarily for the benefit of family member(s) of the transferor or any trust, partnership or other entity primarily for the benefit of one or more of such family member(s), or pursuant to an appointment of a successor trustee, general partner or similar fiduciary or the grant of a proxy or other voting rights to one or more individuals with respect to any such trust, partnership or other entity, including a gift;

(iii) any change in the beneficiary of any trust or any distribution of a share of common stock from trust, by reason of the birth, death, marriage or divorce of any natural person, the adoption of any natural person prior to age 18 or the passage of a given period of time or the attainment by any natural person of a specific age, or the creation or termination of any guardianship or custodial arrangement;

(iv) any transfer of any interest in a share of common stock from one spouse to another by reason of separation or divorce or under or pursuant to community property laws or other similar laws of any jurisdiction;

(v) any appointment of a successor trustee, agent, guardian, custodian or similar fiduciary with respect to a share of common stock if neither such successor has nor its predecessor had the power to vote or to dispose of such share of common stock without further instructions from others;

(vi) any change in the person to whom dividends or other distributions in respect of a share of common stock are to be paid pursuant to the issuance or modification of a revocable dividend payment order;

(vii) any transfer of the beneficial ownership of a share of common stock from one employee benefit plan of the Company to another employee benefit plan of the Company;

(viii) the grant by any person of the right to vote any shares of which such person is the beneficial owner, provided the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(ix) any event occurring under the Share Voting Agreement, dated as of June 7, 2003, among Lonnie “Bo” Pilgrim, Lonnie Ken Pilgrim and certain affiliated entities and ConAgra Foods, Inc. or any voting agreement to which any such persons or entities are parties entered into in connection with the New York Stock Exchange’s consent to the Class A Reclassification and Class B Reclassification.

As used above, “family member” of a transferor means the transferor’s spouse, ancestors, lineal descendants, siblings and their descendants, aunts and uncles, mother-in-law, father-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and first cousins; and a legally adopted child of an individual will be treated as a child of such individual by blood.

All determinations concerning changes in beneficial ownership, or the absence of any such change, will be made by us or, at any time when a transfer agent is acting with respect to the share of common stock, by such transfer agent on our behalf. Written procedures designed to facilitate such determinations will be established by the Company and refined from time to time. Such procedures will provide, among other things, the manner of proof of facts that will be accepted and the frequency with which such proof may be required to be renewed. We and any transfer agent will be entitled to rely on all information concerning beneficial ownership of the shares of common stock coming to their attention from any source and in any manner reasonably deemed by them to be reliable, but neither we nor any transfer agent will be charged with any other knowledge concerning the beneficial ownership of the shares of common stock.

A beneficial owner of any share of common stock acquired as a direct result of a stock split, stock dividend, reclassification, rights offering or other distribution of shares or rights by us with respect to existing shares (“dividend shares”) will be deemed to have been the continuous beneficial owner of such share from the date on which the original shares, with respect to which the dividend shares were issued, were acquired.

The number of authorized shares of common stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the common stock.

Preemptive Rights; Subscription Rights; Cumulative Voting

Stockholders will not be entitled to preemptive or subscription rights or to cumulative voting.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Investor Services.

DESCRIPTION OF PREFERRED STOCK

As noted above, our certificate of incorporation, as amended, authorizes us to issue 5 million shares of preferred stock, par value $0.01 per share. In general, any series of preferred stock will be afforded preferences regarding dividends and liquidation rights over the common stock. The certificate of incorporation, as amended, empowers our Board of Directors, without approval of the stockholders, to cause preferred stock to be issued in one or more series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by it.

We will include in a supplement to this prospectus the terms relating to any series of preferred stock being offered. These terms will include some or all of the following:

•	the distinctive title of such preferred stock;

•	the number of shares offered;

•	the initial offering price;

•	any liquidation preference per share;

•	any dividend rights and the specific terms relating to those dividend rights, including the applicable dividend rate, period and/or payment date;

•	the date from which dividends on such preferred stock will accumulate, if applicable;

•	whether the shares of preferred stock may be issued at a discount below their liquidation preference, and material United States federal income tax, accounting and other considerations applicable to that preferred stock;

•	whether and upon what terms we or a holder of preferred stock can elect to pay or receive dividends, if any, in cash or in additional shares of preferred stock, and material United States federal income tax, accounting and other considerations applicable to any additional shares of preferred stock paid as dividends;

•	whether and upon what terms the shares will be redeemable;

•	whether and upon what terms the shares will have a sinking fund to be used to purchase or redeem the shares of any series;

•	whether and upon what terms the shares will be convertible into common stock or exchangeable for debt securities, including the conversion price or exchange rate, as applicable;

•	the relative priority of such shares to other series of preferred stock with respect to rights and preferences;

•	the limitations, if any, on the issue of any additional series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon our liquidation, or dissolution or the winding up of our affairs;

•	any voting rights;

•	whether or not the shares are or will be listed on any securities exchange or quoted on an automated quotation system;

•	a discussion of Federal income tax considerations applicable to the shares; and

•	any additional terms, preferences, rights, limitations or restrictions applicable to the shares.

The preferred stock will have no preemptive rights. All of the preferred stock, upon payment in full of such shares, will be fully-paid, validly issued and non-assessable.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a share of a particular series of preferred stock. The preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable preferred stock or fraction thereof represented by the depositary share, to all of the rights and preferences of the preferred stock represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax consequences.

A copy of the form of deposit agreement, including the form of depositary receipt, will be included as an exhibit to the registration statement of which this prospectus is a part.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock and debt securities. Each warrant will entitle the holder to purchase for cash a number of shares of common stock or preferred stock or the principal amount of debt securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.

The applicable prospectus supplement will describe the terms of warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	the designation, number or aggregate principal amount and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;

•	the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the securities purchasable upon exercise of the warrants will be payable;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the maximum or minimum number of the warrants which may be exercised at any time;

•	any other specific terms of the warrants; and

•	if necessary, a discussion of material U.S. federal income tax considerations.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of our common stock, preferred stock or depository shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The price per share of our common stock, preferred stock or depository shares and number of shares of our common stock may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts.

The applicable prospectus supplement will describe the terms of any stock purchase contract. The stock purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units of securities consisting of one or more stock purchase contracts, warrants, debt securities, common stock, preferred stock, depositary shares or any combination thereof. The applicable prospectus supplement will describe the terms of any units and the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately. The units will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION, BYLAWS AND STATUTES

Limitation of Directors’ Liability and Indemnification

The General Corporation Law of the State of Delaware provides that a corporation may limit the personal liability of each director to the corporation or its stockholders for monetary damages, except for liability arising because of any of the following:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions by the director not in good faith or that involve intentional misconduct or a knowing violation of law;

•	certain unlawful dividend payments or stock redemptions or repurchases; and

•	any transaction from which the director derives an improper personal benefit.

Our certificate of incorporation, as amended, provides for the elimination and limitation of the personal liability of our directors for monetary damages except for situations described in the bullet points listed above. The effect of this provision is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in the bullet points listed above. This provision does not limit or eliminate our rights or any stockholder’s right to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care.

Under Section 145 of the Delaware General Corporation Law, we generally have the power to indemnify our present and former directors, officers, employees and agents against expenses, judgments, fines and amounts paid in settlement incurred by them in connection with any suit (other than a suit by us or in our right) to which they were or are, or are threatened to be made, a party by reason of their serving in such positions for us, or is or was serving at our request in such positions for another corporation, partnership, joint venture, trust or other enterprise, so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by us or in our right, we may indemnify our present and former directors, officers, employees and agents against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in or not opposed to our best interests, except that we may not indemnify those persons with respect to any claim, issue or matter as to which they have been adjudged liable to us unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification. Section 145 also expressly provides that the power to indemnify authorized by that statute is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

Our Amended and Restated Corporate Bylaws provide that we will indemnify and hold harmless any present or former officer or director or any officer or director who is or was serving at the request of us as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, trust, employee benefit plan or other enterprise, from and against fines, judgments, penalties, amounts paid in settlement and reasonable expenses actually incurred by such person in connection with any suit to which they were or are made, or are threatened to be made, a party, or to which they are a witness without being named a party, if it is determined that he acted in good faith and reasonably believed:

•	in the case of conduct in his official capacity on behalf of us, that his conduct was in our best interests;

•	in all other cases, that his conduct was not opposed to our best interests; and

•	with respect to any criminal action, that he had no reasonable cause to believe his conduct was unlawful.

However, if a determination is made that a person is liable to us or is found liable on the basis that a personal benefit was improperly received by that person, the indemnification is limited to reasonable expenses actually incurred by that person in connection with the suit and will not be made in respect of any suit in which such person was found liable for willful or intentional misconduct in the performance of his duty to us.

According to our Amended and Restated Corporate Bylaws and Section 145 of the Delaware General Corporation Law, we have the power to purchase and maintain insurance for our present and former directors, officers, employees and agents.

The above discussion of our Amended and Restated Corporate Bylaws and of Section 145 of the Delaware General Corporation Law is only a summary and is not complete. For more information regarding our Amended and Restated Corporate Bylaws, please refer to our Amended and Restated Corporate Bylaws, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Section 203 of the Delaware Code

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	before such date the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in that person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by certain directors or certain employee stock plans; or

•	on or after the date the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock, excluding the stock owned by the interested stockholder.

A “business combination” includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the “interested stockholders.” An “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s voting stock. Although Section 203 of the Delaware General Corporation Law permits us to elect not to be governed by its provisions, to date we have not made this election. As a result of the application of that statute, our potential acquirors may be discouraged from attempting to effect an acquisition transaction with us, which could possibly deprive holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices in such transactions.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Baker & McKenzie LLP, Dallas, Texas.

EXPERTS

The consolidated financial statements of Pilgrim’s Pride Corporation appearing in Pilgrim’s Pride Corporation’s annual report on Form 10-K for the year ended October 1, 2005 (including schedules appearing therein), and management’s assessment of the effectiveness of internal control over financial reporting as of October 1, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements and management’s assessment are, and audited financial statements and Pilgrim’s Pride’s management’s assessments of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and management’s assessments (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Stock Purchase Contracts and

Units

P R O S P E C T U S

December 2, 2005

We have not authorized any dealer, salesperson or any other person to give you written information other than this prospectus or to make any representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of any offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder shall create an implication that the information contained herein or the affairs of Pilgrim’s Pride Corporation have not changed since the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    Other Expenses of Issuance and Distribution.

The following table sets forth the best estimate of the Registrant as to its anticipated expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with a distribution of securities registered hereby:

SEC Registration Fee	$	*
Printing and Engraving Expenses		150,000
Legal Fees and Expenses		200,000
Accounting Fees and Expenses		200,000
Blue Sky Fees and Expenses		35,000
Trustee’s Fees and Expenses		30,000
Miscellaneous		20,000

Total		$635,000

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

ITEM 15.    Indemnification of Directors and Officers.

The Amended and Restated Corporate Bylaws of the Registrant provide that the Registrant shall indemnify and hold harmless any present or former officer or director or any officer or director who is or was serving at the request of the Registrant as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, trust, employee benefit plan or other enterprise, from and against fines, judgments, penalties, amounts paid in settlement and reasonable expenses actually incurred by such person in connection with any suit to which they were or are made, or are threatened to be made, a party, or to which they are a witness without being named a party, if it is determined that he acted in good faith and reasonably believed (i) in the case of conduct in his official capacity on behalf of the Registrant, that his conduct was in the Registrant’s best interests, (ii) in all other cases, that his conduct was not opposed to the best interests of the Registrant, and (iii) with respect to any criminal action, that he had no reasonable cause to believe his conduct was unlawful; provided, however, that in the event a determination is made that such person is liable to the Registrant or is found liable on the basis that a personal benefit was improperly received by such person, the indemnification is limited to reasonable expenses actually incurred by such person in connection with the suit and shall not be made in respect of any suit in which such person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Registrant.

Pursuant to Section 145 of the General Corporation Law of the State of Delaware (“Delaware Code”), the Registrant generally has the power to indemnify its present and former directors, officers, employees and agents against expenses, judgments, fines and amounts paid in settlement incurred by them in connection with any suit (other than a suit by or in the right of the Registrant) to which they are, or are threatened to be made, a party by reason of their serving in such positions, or is or was serving at the Registrant’s request in such positions for another corporation, partnership, joint venture, trust or other enterprise, so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. Section 145 of the Delaware Code further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its present and former directors, officers, employees and agents against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such person has been adjudged liable to the corporation unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

According to the Amended and Restated Corporate Bylaws of the Registrant and Section 145 of the Delaware Code, the Registrant has the power to purchase and maintain and has maintained insurance for its present and former directors, officers, employees and agents.

The above discussion of the Registrant’s Amended and Restated Corporate Bylaws and of Section 145 of the Delaware Code is not intended to be exhaustive and is qualified in its entirety by such Amended and Restated Corporate Bylaws and the Delaware Code.

ITEM 16.    Exhibits.

Exhibit Number	Description
*1.1	Form of Underwriting Agreement

3.1

Certificate of Incorporation of Pilgrim’s Pride Corporation, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 2, 2004, filed on November 24, 2004)

3.2

Amended and Restated Corporate Bylaws of Pilgrim’s Pride Corporation (incorporated herein by reference from Exhibit 4.4 of the Registrant’s Registration Statement on Form S-8 (No. 333-111929), filed on January 15, 2004)

4.1

Indenture, dated August 9, 2001, by and between Pilgrim’s Pride Corporation and JP Morgan Chase Bank (formerly known as The Chase Manhattan Bank) as Trustee (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on August 9, 2001)

4.2

First Supplemental Indenture, dated August 9, 2001, between Pilgrim’s Pride Corporation and JP Morgan Chase Bank (formerly known as The Chase Manhattan Bank) as Trustee, relating to Pilgrim’s Pride Corporation’s 9 5/8% Senior Notes Due 2011 (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed on August 9, 2001)

4.3	Form of 9 5/8% Senior Note due 2011 (incorporated herein by reference from Exhibit 4.3 of the Registrant’s Current Report on Form 8-K, filed on August 9, 2001)

4.4

Indenture, dated November 21, 2003, between Pilgrim’s Pride Corporation and The Bank of New York as Trustee, relating to Pilgrim’s Pride Corporation’s 9 1/4% Senior Notes due 2013 (incorporated herein by reference from Exhibit 4.1 of the Company’s Registration Statement on Form S-4, filed on January 16, 2004)

4.5	Form of 9 1/4% Note due 2013 (incorporated herein by reference from Exhibit 4.3 of the Company’s Registration Statement on Form S-4, filed on January 16, 2004)

4.6

Registration Rights Agreement, dated as of November 6, 2003, among Pilgrim’s Pride Corporation and Credit Suisse First Boston LLC relating to Pilgrim’s Pride Corporation’s 9 1/4% Senior Notes due 2013 (incorporated herein by reference from Exhibit 4.2 of the Company’s Registration Statement on Form S-4, filed on January 16, 2004)

4.7	Form of Senior Debt Indenture

*4.8	Form of Senior Debt Securities

4.9	Form of Senior Subordinated Debt Indenture

*4.10	Form of Senior Subordinated Debt Securities

Exhibit Number	Description
4.11	Form of Subordinated Debt Indenture

*4.12	Form of Subordinated Debt Securities

*4.13	Form of Certificate of Designations of Preferred Stock

*4.14	Form of Deposit Agreement

*4.15	Form of Depositary Agreement

*4.16	Form of Warrant Agreement

*4.17	Form of Warrant Certificate

*4.18	Form of Stock Purchase Contract

*4.19	Form of Unit Agreement

5.1	Legal Opinion of Baker & McKenzie

12.1

Statement regarding computation of ratio of earnings to fixed charges (incorporated herein by reference from Exhibit 12 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on November 18, 2005)

23.1	Consent of Baker & McKenzie (included in Exhibit 5.1)

23.2	Consent of Ernst & Young, LLP

24.1	Powers of Attorney (included on signature page to this registration statement)

*25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Debt Indenture

*25.2	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Subordinated Debt Indenture

*25.3	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Subordinated Debt Indenture

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference to this registration statement.

ITEM 17.    Undertakings.

The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1), (2) and (3) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(1) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(c) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(4) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(f) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(g) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(i) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburg, State of Texas, on the 2nd day of December, 2005.

PILGRIM’S PRIDE CORPORATION

By:	/s/ RICHARD A. COGDILL
RICHARD A. COGDILL Executive Vice President, Chief Financial Officer, Secretary, Treasurer and Director

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby appoints Lonnie “Bo” Pilgrim, O.B. Goolsby and Richard A. Cogdill, jointly and severally, as his attorneys-in-fact, to sign on his behalf, individually and in the capacities stated below, and to file (i) any and all amendments and post-effective amendments to this Registration Statement and (ii) any registration statement relating to the same offering pursuant to Rule 462(b) under the Securities Act of 1933, which amendment or amendments or registration statement may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.

Signature	Title	Date

/s/ LONNIE “BO” PILGRIM LONNIE “BO” PILGRIM	Chairman of the Board (Principal Executive Officer)	December 2, 2005

/s/ CLIFFORD E. BUTLER CLIFFORD E. BUTLER	Vice Chairman of the Board	December 2, 2005

/s/ O.B. GOOLSBY, JR. O.B. GOOLSBY, JR.	Chief Executive Officer, President and Director	December 2, 2005

/s/ RICHARD A. COGDILL RICHARD A. COGDILL	Executive Vice President, Chief Financial Officer, Secretary, Treasurer, and Director (Principal Financial and Accounting Officer)	December 2, 2005

/s/ LONNIE KEN PILGRIM LONNIE KEN PILGRIM	Executive Vice President, Assistant to Chairman and Director	December 2, 2005

CHARLES L. BLACK	Director	December , 2005

LINDA CHAVEZ	Director	December , 2005

Signature	Title	Date

/s/ S. KEY COKER S. KEY COKER	Director	December 2, 2005

/s/ KEITH W. HUGHES KEITH W. HUGHES	Director	December 2, 2005

/s/ BLAKE D. LOVETTE BLAKE D. LOVETTE	Director	December 2, 2005

/s/ VANCE C. MILLER, SR. VANCE C. MILLER, SR.	Director	December 2, 2005

/s/ JAMES G. VETTER, JR. JAMES G. VETTER, JR.	Director	December 2, 2005

DONALD L. WASS, Ph.D.	Director	December , 2005

INDEX TO EXHIBITS

Exhibit Number	Description
*1.1	Form of Underwriting Agreement

3.1

Certificate of Incorporation of Pilgrim’s Pride Corporation, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 2, 2004, filed on November 24, 2004)

3.2

Amended and Restated Corporate Bylaws of Pilgrim’s Pride Corporation (incorporated herein by reference from Exhibit 4.4 of the Registrant’s Registration Statement on Form S-8 (No. 333-111929), filed on January 15, 2004)

4.1

Indenture, dated August 9, 2001, by and between Pilgrim’s Pride Corporation and JP Morgan Chase Bank (formerly known as The Chase Manhattan Bank) as Trustee, relating to Pilgrim’s Pride Corporation’s 9 5/8% Senior Notes Due 2011 (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on August 9, 2001)

4.2

First Supplemental Indenture, dated August 9, 2001, between Pilgrim’s Pride Corporation and JP Morgan Chase Bank (formerly known as The Chase Manhattan Bank) as Trustee, relating to Pilgrim’s Pride Corporation’s 9 5/8% Senior Notes Due 2011 (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, filed on August 9, 2001)

4.3	Form of 9 5/8% Senior Note due 2011 (incorporated herein by reference from Exhibit 4.3 of the Registrant’s Current Report on Form 8-K, filed on August 9, 2001)

4.4

Indenture, dated November 21, 2003, between Pilgrim’s Pride Corporation and The Bank of New York as Trustee, relating to Pilgrim’s Pride Corporation’s 9 1/4% Senior Notes due 2013 (incorporated herein by reference from Exhibit 4.1 of the Company’s Registration Statement on Form S-4, filed on January 16, 2004)

4.5	Form of 9 1/4% Note due 2013 (incorporated herein by reference from Exhibit 4.3 of the Company’s Registration Statement on Form S-4, filed on January 16, 2004)

4.6

Registration Rights Agreement, dated as of November 6, 2003, among Pilgrim’s Pride Corporation and Credit Suisse First Boston LLC relating to Pilgrim’s Pride Corporation’s 9 1/4% Senior Notes due 2013 (incorporated herein by reference from Exhibit 4.2 of the Company’s Registration Statement on Form S-4, filed on January 16, 2004)

4.7	Form of Senior Debt Indenture

*4.8	Form of Senior Debt Securities

4.9	Form of Senior Subordinated Debt Indenture

*4.10	Form of Senior Subordinated Debt Securities

4.11	Form of Subordinated Debt Indenture

*4.12	Form of Subordinated Debt Securities

*4.13	Form of Certificate of Designations of Preferred Stock

*4.14	Form of Deposit Agreement

*4.15	Form of Depositary Agreement

*4.16	Form of Warrant Agreement

*4.17	Form of Warrant Certificate

*4.18	Form of Stock Purchase Contract

*4.19	Form of Unit Agreement

5.1	Legal Opinion of Baker & McKenzie

Exhibit Number	Description
12.1

Statement regarding computation of ratio of earnings to fixed charges (incorporated herein by reference from Exhibit 12 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 1, 2005, filed on November 18, 2005)

23.1	Consent of Baker & McKenzie (included in Exhibit 5.1)

23.2	Consent of Ernst & Young, LLP

24.1	Powers of Attorney (included on signature page to this registration statement)

*25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Debt Indenture

*25.2	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Subordinated Debt Indenture

*25.3	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Subordinated Debt Indenture

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference to this registration statement.